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EXHIBIT 23.01

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-03256, No. 33-46273, No. 33-48901, and No. 33-70293) pertaining to the 1995 Stock Option Plan, 1998 Stock Option Plan, MSC Industrial Direct 401(k) Plan (formerly "Sid Tool 401(k) Savings Plan") and 2001 Stock Option Plan of MSC Industrial Direct Co., Inc. and Subsidiaries, respectively, and (Form S-3 No. 33-31837) of MSC Industrial Direct Co., Inc. and Subsidiaries in the related Prospectus of our report dated November 3, 2003, with respect to the consolidated financial statements and schedule of MSC Industrial Direct Co., Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the fiscal year ended August 30, 2003.

                      /s/  ERNST & YOUNG LLP

Melville, New York
November 3, 2003

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT AUDITORS